Exhibit 10.2

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of November 14, 2021, is made by and among CHP Acquisition Holdings, LLC, a Delaware limited liability company (the “Sponsor”), a holder of CHP Merger Corp., a Delaware corporation (“CHP”) Class B Common Stock and the Other Class B Stockholders that are signatories hereto (each, a “CHP Stockholder”, and collectively, the “CHP Stockholders”), CHP, and Integrity Implants Inc., a Delaware corporation (the “Company”).  The CHP Stockholders, CHP and the Company shall be referred to herein from time to time collectively as the “Parties”.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, CHP, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, each CHP Stockholder is the record and beneficial owner of the number of shares of CHP Class B Common Stock set forth on the signature page hereto (together with any other Equity Securities of CHP that the CHP Stockholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject CHP Equity Securities”);

WHEREAS, at the Effective Time, by virtue of the Merger pursuant to the transactions contemplated by the Business Combination Agreement, each share of CHP Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished and converted into one (1) share of New CHP Common Stock (the “Conversion”); and

WHEREAS, the CHP Stockholders acknowledge and agree that the Company would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement (in accordance with the terms and subject to the conditions set forth therein) without the CHP Stockholders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.          Voting; BCA; Anti-Dilution.

a.        Agreement to Vote; No Redemption. The CHP Stockholders (severally and not jointly) hereby agree to vote at any meeting of the stockholders of CHP, and in any action by written consent of the stockholders of CHP, all of such CHP Stockholders’ Subject CHP Equity Securities in favor of the Transaction Proposals.  The CHP Stockholders (severally and not jointly) hereby agree that they shall not redeem, or submit a request to CHP’s transfer agent or otherwise exercise any right to redeem, any Subject CHP Equity Securities.

b.       BCA. The CHP Stockholders shall be (severally and not jointly) bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the CHP Stockholders are directly party thereto, and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to CHP, as if the CHP Stockholders are directly party thereto.

c.      Anti-Dilution Waiver. The CHP Stockholders hereby (severally and not jointly) waive any adjustment to the conversion ratio set forth in the Governing Documents of CHP or any other anti-dilution or similar protection with respect to the CHP Class B Common Stock (whether resulting from the transaction contemplated by the Business Combination Agreement or otherwise).

2.          Effective Time Transfers and Forfeitures.

a.        Transfers. The CHP Stockholders hereby agree to transfer, effective as of the immediately after the Effective Time and after giving effect to the Conversion, or to cause to be transferred, 1,600,000 Sponsor Warrants for distribution to certain stockholders of the Company as identified by the Company in its discretion prior to Closing (the “Transferred Sponsor Warrants”), which shall be subject to the vesting conditions set forth on Schedule A. Except as set forth herein, the CHP Stockholders (severally and not jointly) hereby agree not to, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject CHP Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject CHP Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject CHP Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject CHP Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject CHP Equity Securities even if such Subject CHP Equity Securities would be disposed of by a person other than the CHP Stockholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations.

b.        Forfeitures. In the event the total cash delivered to the Surviving Company at Closing from the Trust Account and any additional cash invested in the Series D Capital Raise by CHP Investors, before giving effect to the payment of any CHP Expenses and Company Expenses (the “Delivered Cash”) is less than $150,000,000, then effective as of the Effective Time following the Conversion, the CHP Stockholders hereby agree to forfeit, for no additional consideration, the number of Sponsor’s New CHP Common Shares (the “Sponsor Shares”) and warrants to acquire New CHP Common Shares at an exercise price of $11.50 per share (the “Sponsor Warrants”) set forth in the table below, based on the condition set forth in each such applicable row:

2

Condition (at Closing)	Number of forfeited Sponsor Shares	Number of forfeited Sponsor Warrants
Delivered Cash equals less than $75,000,000	2,062,500	2,200,000
Delivered Cash equals at least $75,000,000 but less than $100,000,000.	1,406,250	1,500,000
Delivered Cash equals at least $100,000,000 but less than $125,000,000.	937,500	1,000,000
Delivered Cash equals at least $125,000,000 but less than $150,000,000.	469,750	500,000
Delivered Cash equals $150,000,000 or more.	0	0

3.          Vesting Sponsor Shares and Sponsor Warrants.

a.       Vesting Terms. The Sponsor agrees that, after taking into account any forfeiture of Sponsor Shares and Sponsor Warrants in accordance with Section 2b, and subject to the Closing and immediately after the Effective Time and the Conversion, a total of (i) 1,875,000 Sponsor Shares (the “Vesting Shares”) and (ii) 2,000,000 Sponsor Warrants  (the “Vesting Warrants”) shall be subject to the following performance vesting terms: (1) 50% of the Vesting Shares and Vesting Warrants shall vest at such time as a $13.00 stock price level is achieved, and (2) the remaining 50% of the Vesting Shares and Vesting Warrants shall vest at such time as a $16.00 stock price level is achieved, in each case, on or before the seventh (7th) anniversary of the Closing Date; provided, that if CHP consummates a transaction after the Closing which results in the holders of New CHP Common Shares having the right to exchange their Shares for cash, securities or other property, the Vesting Shares and Vesting Warrants will be released from all remaining vesting restrictions in connection with the consummation of such transaction and will become immediately vested in full immediately prior to such transaction. Such stock price levels will be equitably adjusted on account of any share split, reverse share split or similar equity restructuring transaction.

b.        Transfers; Forfeiture. The Sponsor agrees that it shall not (and will cause its affiliates not to) Transfer any unvested Vesting Shares or Vesting Warrants prior to the date such Vesting Shares or Vesting Warrants, as applicable, become vested pursuant to this paragraph 3. Vesting Shares and Vesting Warrants that do not vest in accordance with the terms of paragraph 3(a) shall be forfeited and cancelled, without any consideration therefore. The Sponsor further agrees that to the extent the Sponsor or its Affiliates invests in the Series D Capital Raise prior to the Stockholder Written Consent Deadline, at the time of such investment the Sponsor or such Affiliates shall agree to sign the Company Stockholder Written Consent in their capacity as Series D Stockholders on or before the Stockholder Written Consent Deadline.

c.        Stock Price Level. For purposes of this paragraph 3, the “stock price level” will be considered achieved only when the VWAP of a share of New CHP Common Shares on the NASDAQ (or other exchange or other market where the New CHP Common Shares is then traded) is greater than or equal to the applicable vesting threshold price over any twenty (20) trading days within any thirty (30) trading day period.

3

4.          CHP Stockholders Representations and Warranties.  The CHP Stockholders represent and warrant to the Company (severally and not jointly each with respect to it/him/her self) as follows:

a.        The CHP Stockholder is, if incorporated, a limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.       The CHP Stockholder has the requisite corporate, limited liability company, legal capacity or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder.  The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the CHP Stockholder that is not a natural person.  This Agreement has been duly and validly executed and delivered by the CHP Stockholder and constitutes a valid, legal and binding agreement of the CHP Stockholder (assuming that this Agreement is duly authorized, executed and delivered by the Company), enforceable against the CHP Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

5.           Termination.  This Agreement shall automatically terminate, without any notice or other action by any Party, with no further rights or obligations of any party hereto upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms; provided, that Section 2 (Effective Time Transfers and Forfeitures) Section 3 (Vesting Sponsor Shares and Sponsor Warrants) and this Section 5 through Section 7, as well as all related definitions, shall not terminate by reason of the Effective Time until the earlier of (x) the seventh (7th) anniversary of the Closing Date; and (y) the termination of the Business Combination Agreement in accordance with its terms.  Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement, except for such obligations or Liabilities pursuant to Section 3.  Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination.

6.          No Third Party Beneficiaries.  This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

7.         Incorporation by Reference.  Sections 9.1 (Non-Survival), 9.2 (Entire Agreement; Assignment), 9.3 (Amendment), 9.5 (Governing Law), 9.7 (Construction; Interpretation), 9.10 (Severability), 9.11 (Counterparts; Electronic Signatures), 9.15 (Waiver of Jury Trial), 9.16 (Submission to Jurisdiction) and 9.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

4

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INTEGRITY IMPLANTS INC.

By:	/s/ Chris Walsh
Name: Chris Walsh
Title: Chief Executive Officer

Signature Page to Sponsor Support Letter

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CHP ACQUISITION HOLDINGS, LLC,
a Delaware Limited Liability Company

By:	/s/ James T. Olsen
Name: James T. Olsen
Title: Managing Partner

CHP Class B Common Stock: 7,425,000

Signature Page to Sponsor Support Letter

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CHP MERGER CORP.,
a Delaware corporation

By:	/s/ James T. Olsen
Name: James T. Olsen
Title: Chief Executive Officer

Signature Page to Sponsor Support Letter

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

STOCKHOLDER:

/s/ James A. Deal
James A. Deal

CHP Class B Common Stock: 25,000

Signature Page to Sponsor Support Letter

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

STOCKHOLDER:

/s/ Jack Krouskup
Jack Krouskup

CHP Class B Common Stock: 25,000

Signature Page to Sponsor Support Letter

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

STOCKHOLDER:

/s/ Ken Goulet
Ken Goulet

CHP Class B Common Stock: 25,000

Signature Page to Sponsor Support Letter

Schedule A

Transferred Sponsor Warrant Vesting

Vesting Terms. (1) 50% of the Transferred Sponsor Warrants shall vest at such time as a $13.00 stock price level is achieved, and (2) the remaining 50% of the Transferred Sponsor Warrants shall vest at such time as a $16.00 stock price level is achieved, in each case, on or before the seventh (7th) anniversary of the Closing Date; provided, that if CHP consummates a transaction after the Closing which results in the holders of New CHP Common Shares having the right to exchange their Shares for cash, securities or other property, the Transferred Sponsor Warrants will be released from all remaining vesting restrictions in connection with the consummation of such transaction and will become immediately vested in full immediately prior to such transaction. Such stock price levels will be equitably adjusted on account of any share split, reverse share split or similar equity restructuring transaction.

Stock Price Level. For purposes of this Schedule A, the “stock price level” will be considered achieved only when the VWAP of a share of New CHP Common Shares on the NASDAQ Exchange (or other exchange or other market where the New CHP Common Shares is then traded) is greater than or equal to the applicable vesting threshold price over any twenty (20) trading days within any thirty (30) trading day period.